Exhibit 99.1

ALBUQUERQUE, N.M.
April 30, 2024

PNM Resources Reports First Quarter 2024 Results
2024 Ongoing Earnings Guidance Affirmed

•2024 first quarter GAAP earnings of $0.52 per diluted share
•2024 first quarter ongoing earnings of $0.41 per diluted share
•Affirmed ongoing earnings guidance range of $2.65 - $2.75

PNM Resources (In millions, except EPS)

	Q1 2024	Q1 2023
GAAP net earnings attributable to PNM Resources	$47.2	$55.0
GAAP diluted EPS	$0.52	$0.64
Ongoing net earnings	$37.0	$47.6
Ongoing diluted EPS	$0.41	$0.55

PNM Resources (NYSE: PNM) today released its 2024 first quarter results. In addition, management affirmed its 2024 consolidated ongoing earnings guidance of $2.65 to $2.75 per diluted share.

“Our first quarter results exceeded expectations,” said Pat Vincent-Collawn, PNM Resources Chairman and CEO. “We continue to show progress on our strategic goals and remain focused on delivering reliable and clean energy for our customers and communities.”

SEGMENT REPORTING OF 2024 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2024	Q1 2023	Q1 2024	Q1 2023
PNM	$0.46	$0.64	$0.38	$0.55
TNMP	$0.16	$0.11	$0.16	$0.11
Corporate and Other	($0.10)	($0.11)	($0.13)	($0.11)

Consolidated PNM Resources	$0.52	$0.64	$0.41	$0.55

Net changes to GAAP and ongoing earnings in the first quarter of 2024 compared to the first quarter of 2023 include:

•PNM: The implementation of new retail rates and improved performance by the decommissioning and reclamation trusts were more than offset by lower transmission margins due to higher market prices in the first quarter of 2023, higher demand charges from battery storage contracts, new depreciation rates implemented as part of new retail rates and depreciation expense associated with new capital investments.

•TNMP: Rate recovery through Transmission Cost of Service (TCOS) and Distribution Cost Recovery Factor (DCRF) increases were partially offset by depreciation and interest expense associated with new capital investments.

•Corporate and Other: Higher interest rates on variable rate debt increased losses, net of hedges.

GAAP and ongoing earnings per share were further reduced in the first quarter of 2024 by additional shares issued in December 2023.

In addition, GAAP earnings in the first quarter of 2024 included a gain from the sale of New Mexico Renewable Development, offset by PNM regulatory disallowances. Net unrealized gains on investment securities for decommissioning and reclamation increased in the first quarter of 2024 compared to the first quarter of 2023.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN TUESDAY, APRIL 30

PNM Resources will discuss these items during a live conference call and webcast on Tuesday, April 30th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources Chairman and Chief Executive Officer, Don Tarry, PNM Resources President and Chief Operating Officer, and Lisa Eden, PNM Resources Senior Vice President and Chief Financial Officer.

The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10187942/fc2075e26c. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and asking to join the PNM Resources call.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2023 consolidated operating revenues of $1.9 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free generation by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2783

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2024
GAAP Net Earnings (Loss) Attributable to PNMR	$41,920	$14,583	$(9,313)	$47,190
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	(12,231)	—	—	(12,231)
Regulatory disallowances2b	4,459	—	—	4,459
Pension expense related to previously disposed of gas distribution business2c	433	—	—	433
Merger related costs2d	3	4	851	858
Sale of NMRD[3]	—	—	15,097	15,097
Total adjustments before income tax effects	(7,336)	4	15,948	8,616
Income tax impact of above adjustments[1]	1,863	(1)	(4,051)	(2,189)
Sale of NMRD[3]	—	—	(15,712)	(15,712)
Timing of statutory and effective tax rates on non-recurring items[5]	(1,625)	83	593	(949)
Total income tax impacts[4]	238	82	(19,170)	(18,850)
Adjusting items, net of income taxes	(7,098)	86	(3,222)	(10,234)
Ongoing Earnings (Loss)	$34,822	$14,669	$(12,535)	$36,956

Three Months Ended March 31, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$54,576	$10,033	$(9,595)	$55,014
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	(9,485)	—	—	(9,485)
Pension expense related to previously disposed of gas distribution business2c	679	—	—	679
Merger related costs2d	12	—	286	298
Total adjustments before income tax effects	(8,794)	—	286	(8,508)
Income tax impact of above adjustments[1]	2,234	—	(73)	2,161
Income tax impact of non-deductible merger related costs[4]	1	—	54	55
Timing of statutory and effective tax rates on non-recurring items[6]	(727)	(64)	(283)	(1,074)
Total income tax impacts[4]	1,508	(64)	(302)	1,142
Adjusting items, net of income taxes	(7,286)	(64)	(16)	(7,366)
Ongoing Earnings (Loss)	$47,290	$9,969	$(9,611)	$47,648

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase in "Regulatory disallowances"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Net gain of $4.4 million on the sale of NMRD: Increase in "Other (deductions)" of $15.1 million, decrease in "Income Taxes (Benefits)" of $3.8 million for federal income tax and a decrease in "Income Taxes (Benefits)" of $15.7 million for investment tax credits

[4] Increases (decreases) in "Income Taxes (Benefits)"
[5] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.3% for PNMR, and the GAAP anticipated effective tax rates of 13.1% for PNM, 20.7% for TNMP, and 14.6% for PNMR, which will reverse by year end

[6] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.8% for PNMR, and the GAAP anticipated effective tax rates of 18.0% for PNM, 14.1% for TNMP, and 15.4% for PNMR, which will reverse by year end

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2024
GAAP Net Earnings (Loss) Attributable to PNMR	$0.46	$0.16	$(0.10)	$0.52
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	(0.10)	—	—	(0.10)
Sale of NMRD	—	—	(0.05)	(0.05)
Regulatory disallowances	0.04	—	—	0.04
Merger related costs	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	0.01	(0.01)
Total Adjustments	(0.08)	—	(0.03)	(0.11)
Ongoing Earnings (Loss)	$0.38	$0.16	$(0.13)	$0.41
Average Diluted Shares Outstanding: 90,513,888

Three Months Ended March 31, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$0.64	$0.11	$(0.11)	$0.64
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	(0.08)	—	—	(0.08)
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.09)	—	—	(0.09)
Ongoing Earnings (Loss)	$0.55	$0.11	$(0.11)	$0.55
Average Diluted Shares Outstanding: 86,140,792

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share amounts)

Electric Operating Revenues	$436,877	$544,077
Operating Expenses:
Cost of energy	132,304	241,686
Administrative and general	55,427	55,110
Energy production costs	22,212	22,358
Regulatory disallowances	4,459	—
Depreciation and amortization	93,187	78,074
Transmission and distribution costs	22,764	22,196
Taxes other than income taxes	25,934	25,562
Total operating expenses	356,287	444,986
Operating income	80,590	99,091
Other Income and Deductions:
Interest income	4,580	4,843
Gains on investment securities	17,998	6,442
Other income	4,911	3,093
Other (deductions)	(16,522)	(2,493)
Net other income and deductions	10,967	11,885
Interest Charges	53,762	40,923
Earnings before Income Taxes	37,795	70,053
Income Taxes (Benefits)	(12,571)	9,780
Net Earnings	50,366	60,273
(Earnings) Attributable to Valencia Non-controlling Interest	(3,044)	(5,127)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$47,190	$55,014
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.52	$0.64
Diluted	$0.52	$0.64
Dividends Declared per Common Share	$0.3875	$0.3675